EXHIBIT (10) 39.

	COOPERATIVE MARKETING AND OPTION AGREEMENT

		This Agreement ("Agreement") is entered into as of June 9, 1997 by and among SYSTEMS COMMUNICATIONS, INC. ("SCI"), a Florida corporation, and HEALTH MANAGEMENT TECHNOLOGIES ("HMT"), a California corporation, and consists of the following terms and conditions:

	1.0	Cooperative Marketing Agreement

		HMT and SCI hereby grant each other for a period of five (5) years next following the execution of this Agreement the non-exclusive right to market the other's products and services to potential new clients, and to receive fees or compensation for services and products of the other marketed hereunder upon purchase of those services or products by a client. Within seven (7) business days hereof, this Agreement shall be set forth and memorialized and shall incorporate the provisions set forth on Exhibit A attached hereto.

	2.0	Option

		2.1	Grant.  HMT hereby grants to SCI a non-transferable option
("option"), exercisable for eighteen months from the date hereof, to purchase
667 shares of non-voting common stock of HMT (to be authorized) at a purchase price of $67.50 per share, as adjusted for stock splits, reverse stock splits, stock dividends, reclassifications, reorganizations, consolidations or mergers. The shares of non-voting stock, when authorized and issued, will have the same rights as the common stock, except that they will be non-voting.
The shares of non-voting common stock, if and when issued, will be convertible into voting common stock at any time at the option of HMT.

		2.2	Exercise.  The option is exercisable in whole or in part by
written notice to HMT and payment in cash (lawful money of the United States)
at the time described below.  The option is non-transferable.

		2.3	Fractional Shares.  No fractional shares or stock
representing fractional shares shall be issued on exercise of the option.

		2.4	Non-shareholder.  SCI, as holder of the option, shall not be entitled to any rights of a stockholder in HMT, either at law or equity, until it exercises the option in whole or in part, HMT does not exercise its right to pay cash in lieu of issuing HMT non-voting common stock, and SCI pays the exercise price.  Its rights as a non-voting shareholder then only will be with respect to the shares purchased on such exercise.

		2.5	Securities Law.  It is intended that the option and the
underlying shares are and will be issued pursuant to exemptions from registration under federal securities laws, and state securities law, if applicable.

	3.0	Repurchase of Option Rights or Shares

		3.1	Repurchase of Option Right.  Upon notice of exercise by SCI,
HMT shall have the right, in lieu of issuing shares of HMT non-voting stock, to pay SCI an amount equal to the fair market value of the shares.  HMT shall notify SCI within thirty (30) days from notice of exercise of the option by
SCI whether HMT wishes to exercise this right.  If HMT does not exercise this right, SCI must pay for the HMT shares within five (5) days of the notice from
HMT.

		3.2	Determination of Fair Market Value.  If HMT desires to
exercise such right, the procedure for determining the fair market value shall be as follows: At such time as HMT notifies SCI that it desires to exercise its right to pay for the shares, HMT and SCI shall, within thirty (30) days after SCI's receipt of such notice, attempt to agree on a fair market value. If HMT and SCI are unable to agree on a fair market value, they shall each appoint an appraiser with at least five (5) years' experience in evaluating securities to determine the fair market value of the shares. The appraisers will have fifteen (15) days to determine a fair market value. If the appraisals are within ten (10%) of each other, the fair market value shall be the average of the two prices. If the difference is more than ten percent (10%), both appraisers shall select a third appraiser who has at least five
(5) years' experience in evaluating securities. Said appraiser, within fifteen (15) days of appointment, shall submit an appraisal of fair market value. The fair market value will then be the average price between the two closest appraisals. If the appraisers are unable to select a third appraiser within ten (10) days of being notified that they are to do so, the Presiding Judge of the Superior Court of Contra Costa County, California, shall select the third appraiser. The determination of the appraisers shall be binding upon HMT and SCI. The cost of each of the first two appraisals will be paid by the respective party appointing the appraiser, and the cost of the third appraisal shall be divided equally between HMT and SCI. Upon determination of fair market value, the appraisers will notify the parties.

		3.3	Additional Buyout Right.  If HMT does not exercise its right to pay the fair market value of the shares underlying the option at the time of SCI's exercise of the option, HMT or its designee will have the right to buy back the HMT shares issued on exercise at any time during the eighteen
(18) months following exercise of the option at fair market value as determined pursuant to Section 3.2 on written notice to SCI.

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		3.4	Payment.  In the case of repurchase of the option right or
repurchase of the HMT shares after exercise, payment will be due within five
(5) days of the notice of determination of fair market value.

		3.5	Amendment of HMT Articles.  The parties understand that HMT
does not have authorized non-voting common stock and that HMT will have to amend its Articles of Incorporation to authorize the issuance of non-voting common stock.  HMT will proceed with reasonable diligence to amend its
Articles of Incorporation to authorize non-voting common stock.

 	4.0	Representations and Warranties of SCI

		SCI represents and warrants as follows:

		4.1	SCI understands that an investment in HMT is highly
speculative. SCI has substantial experience in evaluating and investing in private placement issuances of securities, particularly companies such as HMT and HMT in particular, such that SCI is capable of evaluating the merits and risks of the investment in the option and in HMT stock. SCI has the capacity to protect its own interest and to bear the economic risk of the investment in the HMT stock for an indefinite period. SCI is aware of the several and various risks presented to a business such as HMT and of the risks associated with HMT in particular.

		4.2	Knowledge of HMT and Access to Information.  SCI, as the
owner of all of the outstanding stock of HMT up to the date of this Agreement, acknowledges that it is extremely knowledgeable with respect to HMT and its business and has done its own thorough investigation of HMT and its business. SCI has had access to all material books and records of HMT, all material contracts and documents relating to the proposed transaction, has discussed HMT's business, management and financial affairs with the officers, directors, and employees of HMT, has reviewed HMT's books and records and has obtained such information as SCI has considered relevant, important and material in making a decision to acquire the option. SCI has had an opportunity to ask questions of the officers and directors of HMT about the terms and conditions of the offering and to obtain any additional information which HMT possesses or can acquire without unreasonable effort or expense that was necessary to verify the accuracy of information furnished to SCI, and all of its questions have been answered to SCI's complete and full satisfaction. SCI has received answers to all questions which SCI deems material to this transaction and this Agreement. No representations have been made to SCI by HMT, Karen, Eric or James Wolfe, or any person representing HMT, other than the representations of HMT set forth in this Agreement. SCI is relying on its own investigation and is not relying on any representations by any persons other than the representations and warranties set forth in this Agreement. SCI understands that it will have a similar opportunity at the time it determines to exercise an option to purchase the HMT stock prior to the consummation of the transaction, if HMT does not exercise its purchase rights under Section 3.1.

		4.3	Investment Representation.  SCI is acquiring the option and
upon exercise of the option will acquire the HMT stock for investment purposes for SCI's own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof.  SCI understands that neither the option nor the stock has been or will be registered under the
Securities Act of 1933, as amended (Securities Act) by reason of an exemption from the registration requirements, the availability of which exemption depends upon, among other things, the bona fide nature of the investment intent and the accuracy of SCI's representations and warranties as expressed herein or as otherwise provided or represented to HMT.  SCI understands, acknowledges and agrees that similar exemptions from registration are being and will be relied upon by HMT under applicable state "Blue Sky" laws, rules and regulations, if such laws, rules and regulations are applicable.

		4.4	Restricted Securities.  SCI acknowledges that the shares of
stock, upon issuance, will be "restricted securities" (as that term is defined under the Securities Act) and, therefore, must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is then available.  SCI further understands that HMT is not obligated to register the option or the shares, that there is no public market for the shares and that no public market may ever develop for the shares.

		4.5	Restrictive Legend.  Any certificate representing the HMT
stock issued on exercise of the option or upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event shall (unless otherwise permitted by applicable law) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend(s) required under applicable state securities or "blue sky" laws, rules, or regulations): THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT
BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN
THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF THE COMPANY'S COUNSEL
THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

 	5.0	Representation and Warranties of HMT

		HMT represents and warrants as follows:

		5.1	Title to HMT Stock.  HMT will transfer to SCI, on its
exercise of its option under Section 2 of this Agreement, good and marketable title to the HMT stock underlying the option subject to the provisions of
Section 3 of this Agreement, free and clear of any other claims, security interests, liens, pledges, options, encumbrances, charges, agreements, voting trusts or other arrangements or restrictions (other than any restrictions on transfer under federal and state securities laws).

		5.2	As of the grant of option in Section 2.1 of this Agreement,
there are 6,100 shares of HMT voting common stock issued and outstanding, and an additional 3,900 shares of voting common stock issuable on conversion of outstanding debt.  In addition there is a contingent option exercisable after
January 1, 1998, until eighteen (18) months from the date hereof, to purchase up to 2,245 shares of HMT voting common stock from HMT at a price of $200.45 per share (the "HMT Option").  The HMT Option is only exercisable if Karen
Wolfe or Eric Wolfe breach their agreement to sell to the holder of the HMT
Option 1,100 shares of HMT voting common stock (a number of shares sufficient to give the holder of the HMT Option 51% of the outstanding voting common stock on a fully diluted basis, i.e., after conversion of the outstanding convertible debt), for a total price of $450,000 ($409.09091 per share), pursuant to an option exercisable by the holder of the HMT Option after
January 1, 1998 until eighteen months after the date hereof.

	6.0	Survival of Representations and Warranties

		The representations and warranties of the parties hereto shall survive the consummation of the transactions contemplated hereby.

	7.0	Indemnification

		Without limiting any other rights or remedies the parties may have, SCI shall indemnify and hold harmless HMT, and HMT shall indemnify and hold harmless SCI, from all loss, costs, claims, damages, liabilities or expenses, including reasonable attorneys' fees and costs of suit incurred by the indemnified party, from or as a result of the inaccuracy or falsity of any representation or warranty made by the other, or the breach by either of them of any provision of this Agreement, or any claim, action, suit or proceeding filed or threatened against the indemnified party incident to or as a result of the foregoing. This indemnification shall survive the consummation of the transactions contemplated hereby.

	8.0	General

		8.1	Non-Assignment.  The option is not assignable.  This
Agreement and the rights of the parties hereto may not be assigned without the written consent of the parties which may be withheld in their respective absolute discretion.

		8.2	Binding Effect.  Subject to any restrictions stated in any
other provision of this Agreement restricting transfers, this Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

		8.3	Entire Agreement.  This Agreement, and the documents
delivered and to be delivered pursuant hereto, constitute the entire Agreement and understanding between the parties and supersede any prior oral or written agreement and understanding related to the subject matter of this Agreement.

		8.4	Amendment.  This Agreement may be modified or amended only
by a written instrument executed by HMT and SCI.

		8.5	Counterparts.  This Agreement may be executed in
counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

		8.6	No Brokers or Finders.  The parties represent to each other
that no broker or finder has been employed in connection with this Agreement or the transactions contemplated hereunder.  Each party agrees to indemnify and hold the other harmless against all loss, cost, liability, damage or expense arising out of claims for fees or commissions of brokers or finders employed or alleged to have been employed by such party.

		8.7	Payment of Fees and Costs.  Whether or not the transactions
herein contemplated shall be consummated, each party will pay its own fees, expenses and disbursements and those of its own agents, representatives, accountants and counsel incurred in connection with the subject matter of this
Agreement and any amendments thereto.

		8.8	Interpretation.  The parties agree that each has
participated in the drafting of this Agreement. The parties further agree that California Civil Code
Section 1654 shall have no application to this Agreement.

		8.9	Severability.  If any provision of this Agreement is held
invalid or unenforceable as the result of any claim made by any party hereto, the remainder of this Agreement shall nevertheless remain in full force and effect, to the extent permitted under applicable law. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.
If any provision of the Agreement is unenforceable under the law prevailing on the date hereof, but is enforceable under the law prevailing at a subsequent time, then such originally unenforceable provision shall be deemed to take effect at the time when it becomes enforceable. As used herein, the term "unenforceable" is used in its broadest and most comprehensive sense, and includes the concepts of void or voidable.

		8.10	Notices.  All notices and other communications required or
permitted to be delivered under this Agreement shall be in writing and shall be hand-delivered, sent by a reputable, overnight mail service or by certified or registered mail, postage pre-paid, return receipt requested, addressed to the appropriate party at its address set forth on a signature page hereof or such other address as that party may indicate to the other in writing. Notice shall be deemed to have been given on the day of receipt or the date receipt is refused, whichever first occurs.

		8.11	Attorney's Fees.  Should suit be instituted to enforce or
interpret the provisions of this Agreement, the prevailing party in such litigation shall recover from the non-prevailing party a reasonable sum to be fixed by the Court for and on account of its attorney's fees and costs incurred as a result of such litigation.

		8.12	Waiver.  Any party's failure to enforce any provision of
this Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

		8.13	Governing Law.  This Agreement shall be construed and
enforced in accordance with the laws of the State of California, without regard to its laws with respect to conflicts of laws.

		8.14	Dispute Resolutions: Arbitration.  In the event that any
dispute, claim or controversy between the Parties (except as provided below) should arise in connection with this Agreement, such dispute, claim or controversy shall be resolved by arbitration in the County of Contra Costa, State of California, by a panel of three arbitrators appointed pursuant to the commercial rules then in force of the American Arbitration Association. If any arbitration proceedings are necessary to enforce or interpret the terms of this Agreement, the prevailing party, if any, shall be entitled to recover its reasonable attorney's fees, costs and necessary out-of-pocket disbursements from the opposing party, in addition to any other relief to which it may be entitled, including without limitation any fees and cost incurred in pursuing injunctive relief.

		It is specifically acknowledged by the Parties that any confidentiality, intellectual property, trade secret or proprietary information claims may be litigated in law and/or in equity in the appropriate courts, in Contra Costa County, California or, if a question of exclusive federal jurisdiction, in the United States District Court for the Northern District of California, and that arbitration shall not be the method of resolution for these claims unless provided for in a separate writing executed by the parties. In any legal proceedings involving such claims, the prevailing party, if any, shall be entitled to recover its reasonable attorney's fees, costs and necessary out-of-pocket disbursements from the opposing party, in addition to any other relief to which it may be entitled, including without limitation any fees and costs incurred in pursuing injunctive relief.

		8.15	Titles and Headings.  Titles and headings to sections and
paragraphs in this Agreement are for the purpose of reference only and shall in no way limit, define, or otherwise affect the construction of this Agreement.

		8.16	Indemnities and Hold Harmless/--Attorneys' Fees.  Each
indemnity and hold harmless in this Agreement shall be deemed to cover and be an obligation to pay reasonable attorneys' fees of the indemnified party incurred in connection with the matter indemnified.

		8.17	Number and Gender.  Whenever appropriate in this Agreement,
terms in the singular form shall include the plural (and vice versa) and any gender form shall include all others.

		8.18	Exhibits.  Each exhibit referred to in the Agreement is by
that reference specifically incorporated in this Agreement.

		8.19	Remedies Not Exclusive and Waiver.  Except as otherwise
specified in this Agreement, no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy and each remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies shall not constitute a waiver of the right to pursue other available remedies. Any party hereto may waive any covenant, condition or provision of this Agreement intended for its benefit, provided such waiver is in writing and is delivered to the other party or parties on or prior to the date of performance for such covenant, condition or provision.

		8.20	Facsimile Signature.  A party may agree to accept facsimile
signatures as an original on any document, provided that the party delivering signature by facsimile shall promptly send to the other a copy of the signature page of such document with the original manual signature applied thereto.  The failure of the other party to receive the same in no way shall void the signature received by facsimile, and such party sending by facsimile may re-execute, at a later date, an original of the document under the date of the facsimile signature without need or requirement to disclose that such re-
execution was on any other date.

	IN WITNESS WHEREOF, each of the parties hereto have executed this Agreement by its officer or officers duly authorized as of the day and year first above written.

SYSTEMS COMMUNICATIONS, INC.,
a Florida corporation,



By:
Its:                                              	HEALTH MANAGEMENT
TECHNOLOGIES,
a California corporation



By:
Its: